EXHIBIT 10.21

Tetra Tech, Inc.
2003 Outside Director Stock Option Plan

Stock Option Agreement

This Stock Option Agreement is dated as of                    , 2003 by and between Tetra Tech, Inc., a Delaware corporation (the “Company”) and                                      (the “Optionee”) pursuant to the Company’s 2003 Outside Director Stock Option Plan (the “Plan”).  Capitalized terms that are used but not defined in this Agreement shall have the meaning set forth in the Plan.

1.                                      Grant of Option.

(a)                                  The Company hereby grants to the Optionee the right (“Option”) to purchase all or any portion of                    shares (“Shares”) of the common stock of the Company (“Common Stock”) at a purchase price of $           per share (“Option Price”).

(b)                                 It is intended that this Option will not qualify for treatment as an incentive stock option under Internal Revenue Code Section 422.

2.                                      Term of Option.  This Option may not be exercised after the first to occur of the following events:

(a)                                  The expiration of three (3) months from the date of the Optionee’s cessation of services as a Director, unless the Optionee dies within such three-month period, in which case the expiration of one year from the date of death; or

(b)                                 In the event of the death of the Optionee while in office, the expiration of ten (10) years from the date of grant of this Option; or

(c)                                  In the event the Optionee becomes Disabled, the expiration of ten (10) years from the date of grant of this Option; or

(d)                                 In the event of the Retirement of the Optionee, the expiration of ten (10) years from the date of grant of this Option.

3.                                      Exercisability.

(a)                                  The Shares subject to this Option shall become exercisable (“vest”) on the first anniversary of the date of grant of this Option if the Optionee has not ceased to be a Director of the Company prior to such anniversary date

(b)                                 The Shares subject to this Option shall vest upon the death or disability of the Optionee while in office.

4.                                      Method of Exercising.  This Option may be exercised by the Optionee upon delivery of the following documents to the Company at its principal executive offices:

(a)                                  Written notice specifying the number of full Shares to be purchased;

(b)                                 Payment of the full purchase price for the Shares (i) in cash or by check; (ii) by the delivery or constructive exchange of shares of Common Stock owned by Optionee, such shares having a Fair Market Value equal to the aggregate exercise price of the Shares to be purchased; or (iii) any combination of the consideration provided in clauses (i) and (ii); above;

(c)                                  Such agreements or undertakings as are required pursuant to the Plan; and

(d)                                 Payment of any taxes (including withholding taxes) that may be required pursuant to the Plan.

5.                                      Assignments.

(a)                                  During the lifetime of the Optionee, this Option shall be exercisable only by the Optionee personally, or by his legal representative.

(b)                                 The rights of the Optionee under this Option may not be assigned or transferred except by will or by the laws of descent and distribution.

6.                                      No Rights as a Stockholder.  The Optionee shall have no rights as a stockholder of any Shares covered by this Option until the date a certificate for such Shares has been issued to him following the exercise of the Option.

7.                                      Interpretation of Option.

(a)                                  This Option is made under the provisions of the Plan and shall be interpreted in a manner consistent with it.

(b)                                 Any provision in this Option inconsistent with the Plan shall be superseded and governed by the Plan, including Section 5 of the Plan relating to adjustments with respect to Options in the case of certain corporate events.  A copy of the Plan is available to the Optionee at the Company’s principal executive offices upon request and without charge.

8.                                      Legends on Certificates.  The Optionee acknowledges that the certificates representing the Shares issued upon exercise of this Option may bear such legends and be subject to such restrictions on transfer as the Company may deem necessary to comply with all applicable state and federal securities laws and regulations.

9.                                      Amendments.  This Option may be amended at any time with the consent of the Company and the Optionee.

IN WITNESS WHEREOF, the Company and the Optionee have executed this Option as of the date first written above.

OPTIONEE	TETRA TECH, INC .

By:

Name:	Name:

Title:

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